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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement of Thoratec Corporation on Form S-3 of our report dated February 14, 2001 appearing in the Annual Report on Form 10-K of Thoratec Corporation for the year ended December 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

San Francisco, California
January 22, 2002